UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): January 10, 2019

e.l.f. Beauty, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices)

(510) 778-7787
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On January 10, 2019, the Board of Directors (the “Board”) of e.l.f. Beauty, Inc., on the recommendation of the Nominating and Corporate Governance Committee of the Board, approved certain changes to the composition of its Compensation Committee and Nominating and Corporate Governance Committee, effective January 10, 2019. The new committee membership is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sabrina L. Simmons (Chair)	William E. McGlashan, Jr. (Chair)	Beth M. Pritchard (Chair)
Lauren Cooks Levitan	Kirk L. Perry	Maureen C. Watson
Richard G. Wolford		Richelle P. Parham

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: January 10, 2019	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel